Aurora Gold Corp Completes Exploration Plans for Brazil Projects

ZUG, SWITZERLAND -- (Marketwire - August 16, 2011) - Aurora Gold Corporation (the "Company," or "Aurora") (OTCQB: ARXG), is a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Pará, Brazil.

The board of Aurora Gold Corporation is pleased to announce that the budget and exploration plans have been finalized for the next phase of exploration on the Brazil projects located in the Tapajos gold province, with the technical team expected to mobilize on site at the end of August 2011.

The Company has completed discussions with drilling and technical contractors and plans to complete a 5,000m Reverse Circulation Drilling (RC) program on the Fofoca project located at the Company's 100% owned Săo Domingos project. The initial exploration program will focus on expanding the known mineralised material at Fofoca, calculated in accordance with the Australasian Joint Ore Reserves Committee (the "JORC") code for reporting of Mineral Resources and Ore Reserves (the "JORC Code"). The JORC resource is currently estimated at 130,000 ounces at 2.0 g/t calculated on a 0.5 g/t cut off. The exploration program will follow up the geophysical anomalies that have been identified to the west of the current resource area. Surface trench sampling has confirmed further mineralized material is present, and the current geological interpretation indicates that this is a continuation of the Fofoca mineralization. Aurora feels that a drilling program will significantly increase the amount of mineralised material at Fofoca.

Upon completion of the drill testing of the strike extension at Fofoca, Aurora will follow up high grade channel and grab sample results from the Colibri gold occurrence, located adjacent to the Săo Domingos property with trenching, mapping, geophysics and drill testing.

Aurora also plans to drill areas of known mineralization on the Săo Joăo Project. These areas were previously identified from trenching, mapping and geophysics.

It is anticipated that the Fofoca West, Colibri and Săo Joăo drill target areas will significantly increase the amount of known mineralised material.

The company also intends to follow up numerous high grade rock chip samples which have been collected over the Săo Domingos property area, and map and trench these areas for future follow up drill testing.

Aurora's common stock is also traded on the Stuttgart and the Berlin-Bremen Stock Exchanges in Germany under the symbols "(STUT: A4G) (FRANKFURT: A4G) (XETRA: A4G) (BERLIN: A4G)."

ON BEHALF OF THE BOARD

"Lars Pearl"
CEO and Director

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

These forward-looking statements appear in a number of places in this press release and include, but are not limited to, statements about: our market opportunity; revenue generation; our strategies; competition; expected activities and expenditures as we pursue our business plan; the adequacy of our available cash resources; our ability to acquire properties on commercially viable terms; challenges to our title to our properties; operating or technical difficulties in connection with our exploration and development activities; currency fluctuations; fluctuating market prices for precious and base metals; the speculative nature of precious and base metals exploration and development activities; environmental risks and hazards; governmental regulations; and conduct of operations in politically and economically less developed areas of the world.

Many of these contingencies and uncertainties can affect our actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, us. Forward-looking statements are not guarantees of future performance. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Specific reference is made to our most recent annual report on Form 10KSB and other filings made by us with the United States Securities and Exchange Commission for more detailed discussions of the contingencies and uncertainties enumerated above and the factors underlying the forward-looking statements. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities and Exchange Commission at 1-800-SEC-0330. The U.S. Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities and Exchange Commission at http://www.sec.gov.

We disclaim any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy, or sell any security.

For further information, please call Lars Pearl or Axino AG.

Aurora Gold Corporation
Lars Pearl
President, CEO & Director
C/- Coresco AG,
Level 3, Gotthardstrasse 20
6304 Zug, Switzerland
Tel. (+41) 7887 96966
http://www.aurora-gold.com/

AXINO AG
Investor & Media Relations
Konigstrasse 26
70173 Stuttgart
Germany
Tel. +49 (711) 25 35 92-30
Fax +49 (711) 25 35 92-33
http://www.axino.de/